Exhibit 4.1

FIRST AMENDMENT TO SECURITIES PURCHASE AGEEMENT,
NOTES AND REGISTRATION RIGHTS AGREEMENT

This FIRST AMENDMENT TO SECURITIES PURCHASE AGEEMENT, NOTES AND REGISTRATION RIGHTS AGREEMENT (this “Amendment”), dated as of July 15, 2014, is entered into by and among BODY CENTRAL CORP., a Delaware corporation, with headquarters located at 6225 Powers Avenue, Jacksonville, Florida 32217 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (each, a “Buyer” and collectively, the “Buyers”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Securities Purchase Agreement, the Notes or the Registration Rights Agreement (each as defined below and as amended hereby).

WHEREAS:

A.    The Company and the Buyers have previously entered into that certain Securities Purchase Agreement, dated as of June 27, 2014 (as further amended and as otherwise modified from time to time, the “Securities Purchase Agreement”).

B.    Pursuant to the Securities Purchase Agreement, the Company has issued to the Buyers a new series of subordinated secured convertible notes of the Company, in substantially the form attached to the Securities Purchase Agreement as Exhibit A (the “Notes”).

C.    The Company and the Buyers have previously entered into that certain Registration Rights Agreement, dated as of June 27, 2014 (as further amended and as otherwise modified from time to time, the “Registration Rights Agreement” and, together with the Securities Purchase Agreement, the “Closing Agreements”).

D.    The Company has requested that the Buyers amend certain provisions of the Closing Agreements and the Notes.

E.    The Buyers have agreed to do so, subject to the terms and conditions hereof.

F.    Pursuant to Section 9(e) of the Securities Purchase Agreement, Section 16 of the Notes and Section 10 of the Registration Rights Agreement, each of the Securities Purchase Agreement, the Notes and the Registration Rights Agreement, respectively, may be amended with the written consent of the Company and the Required Holders (subject in certain instances to additional conditions). The parties hereto agree that this Amendment shall become effective upon the satisfaction of the relevant provisions of the Sections set forth in this Paragraph F and shall thereafter be binding upon each Buyer and holder of Securities and the Company.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.    Amendment to Securities Purchase Agreement. The Securities Purchase Agreement is hereby amended as follows:

(a)Section 4(o) of the Securities Purchase Agreement is amended in its entirety to read as follows:

Exhibit 4.1

“Market Re-listing.  If the Company’s Common Stock is de-listed from the Principal Market, the Company shall promptly, but in no event later than 10 calendar days thereafter, cause the Common Stock and the Conversion Shares to be eligible for quotation and trading on any other Eligible Market.”

2.    Amendment to Notes. The Notes are hereby amended as follows:

(a)    Section 31(y) of the Notes is amended in its entirety to read as follows:

“Eligible Market” means the Principal Market, The New York Stock Exchange, The NASDAQ Capital Market, The NASDAQ Global Market, the NYSE MKT, the OTC QX, the OTC QB, the OTC Pink or any comparable OTC market.”

(b)Solely for purposes of clause (ii) of Section 31(ff) of the Notes, the amendment to the Notes set forth in Section 3(a) above shall not be considered an amendment, modification or change of the Notes.

3.    Amendment to Registration Rights Agreement. The Registration Rights Agreement is hereby amended as follows:

(a)Section 1(r) of the Registration Rights Agreement is amended in its entirety to read as follows:

“Initial Filing Deadline” means the date which is twenty (20) calendar days after the Company has obtained the Stockholder Approval referred to in Section 4(q) of the Securities Purchase Agreement.

(b)Section 2(g) of the Registration Rights Agreement is amended by adding at the end of such Section the following sentence:

“In addition, notwithstanding anything to the contrary contained herein, no Registration Delay Payments shall be payable to an Investor solely as a result of the failure to register the Initial Required Registration Amount; provided, that the number of shares available under a Registration Statement filed pursuant to Section 2(a) or Section 2(b) is sufficient to cover the lesser of (i) at least 100% of the maximum number of Conversion Shares issued and issuable pursuant to the Notes, as of the Trading Day immediately preceding the applicable date of determination and all subject to adjustment as provided in Section 2(f), without regard to any limitations on conversion and/or redemption of the Notes or (ii) the lesser of the maximum number of shares of Common Stock of the Company (A) permitted to be registered by the staff of the SEC pursuant to Rule 415 or (B) authorized pursuant to the Company’s Certificate of Incorporation as in effect on the applicable date of determination.”

4.    Miscellaneous. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto. On and after the date hereof, all references to the Securities Purchase Agreement, the Notes or the Registration Rights Agreement shall hereafter mean the Securities Purchase Agreement, the Notes or the Registration Rights Agreement, respectively, as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Securities Purchase Agreement, the Notes and the Registration Rights Agreement shall remain in full force and effect according to their respective terms.

5.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

6.    Counterparts. This Amendment may be executed in identical counterparts, each of which

Exhibit 4.1

shall be deemed an original but all of which shall constitute one and the same agreement.  This Amendment, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Amendment bearing the signature of the party so delivering this Agreement.

[Signature pages to follow]

Exhibit 4.1

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

COMPANY:

BODY CENTRAL CORP.

By:	/s/ Richard L. Walters, Jr.
Richard L. Walters, Jr.
Executive Vice President
Chief Financial Officer and Treasurer

Exhibit 4.1

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

BUYERS:

GRAVINA FAMILY INVESTMENTS LLC

By:	/s/ Thomas Gravina
Thomas Gravina
President

Exhibit 4.1

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

BUYERS:

HUDSON BAY MASTER FUND LTD.

By: Hudson Bay Capital Management LP, as its Investment Manager

By:	/s/ George Antonopoulos
George Antonopoulos
Authorized Signatory

Exhibit 4.1

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

BUYERS:

683 CAPITAL PARTNERS LP

By:	/s/ Ari Zweiman
Ari Zweiman
Portfolio Manager

Exhibit 4.1

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

BUYERS:

By:	/s/ Justin R. Evans
Justin R. Evans

Exhibit 4.1

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

BUYERS:

By:	/s/ Brian Woolf
Brian Woolf

Exhibit 4.1

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

BUYERS:

By:	/s/ William Howard Lenehan IV
William Howard Lenehan IV

Exhibit 4.1

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

BUYERS:

MIDSUMMER SMALL CAP MASTER, LTD.

By:	/s/ Joshua Thomas
Joshua Thomas
Authorized Signatory

Exhibit 4.1

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

BUYERS:

CLAYTON CAPITAL APPRECIATION FUND, LP

By:	/s/ Brian Lancaster
Brian Lancaster
Partner, Clayton Partners LLC General Partner, Clayton Capital Appreciation Fund, LP

Exhibit 4.1

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

BUYERS:

LANE FIVE PARTNERS LP

By: Lane Five Capital Management, LP, as its Investment Manager
By: Lane Five Capital Management, LLC, its general partner

By:	/s/ Lisa O'Dell Rapuano
Lisa O’Dell Rapuano
Managing Member

Exhibit 4.1

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

BUYERS:

BLACKWELL PARTNERS, LLC

By: Solas Capital Management LLC, as its Investment Advisor

By:	/s/ Tucker Golden
Tucker Golden
Managing Member

Exhibit 4.1

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

BUYERS:

SOLAS CAPITAL PARTNERS, LP

By: Solas Capital Management, LLC, as its Investment Advisor

By:	/s/ Tucker Golden
Tucker Golden
Managing Member

Exhibit 4.1

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

BUYERS:

CUTTYHUNK MASTER PORTFOLIO

By: Cannell Capital LLC, as its Investment Advisor

By:	/s/ J. Carlo Cannell
J. Carlo Cannell
Managing Member

Exhibit 4.1

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

BUYERS:

TONGA PARTNERS, L.P.

By: Cannell Capital LLC, as its Investment Advisor

By:	/s/ J. Carlo Cannell
J. Carlo Cannell
Managing Member